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                                                                      EXHIBIT 21


SUBSIDIARIES OF THE REGISTRANT


The Company or one of its wholly-owned subsidiaries beneficially owns the following percent of the outstanding capital stock, voting securities and interests of each of the corporations and limited partnerships listed below.


                                        State or Other
                                        Jurisdiction of         Percent
                  Name                   Incorporation           Owned
                  ----                  ---------------         -------
City Bank                                   Hawaii               100.0%
  CB Technology, Inc.                       Hawaii               100.0%
  Citibank Properties, Inc.                 Hawaii                99.9%
  ISL Capital Corporation                 California             100.0%
      Prism Capital, L.P.                 California              50.0%
  Pacific Access Mortgage, LLC              Hawaii                50.0%
Datatronix Financial Services, Inc.         Hawaii               100.0%
O.R.E., Inc.                                Hawaii               100.0%


All subsidiaries were included in the consolidated financial statements of the Registrant.